Exhibit 4.2

EXECUTION COPY

1,710,000 SHARES

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

COMMON STOCK, PAR VALUE $0.001

REGISTRATION RIGHTS AGREEMENT

March 15, 2010

Ladies and Gentlemen:

Aventine Renewable Energy Holdings, Inc., a Delaware corporation (the “Company”), is issuing and selling to certain affiliates of the parties listed on Annex I (each a “Backstop Purchaser” and collectively, the “Backstop Purchasers”) and the other Holders (as defined below) listed on Annex II together with such affiliates, in connection with that certain First Amended Joint Plan of Reorganization of the Company dated January 13, 2010 (as amended or modified from time to time, the “Plan”), as confirmed by the confirmation order entered by the United States Bankruptcy Court for the District of Delaware on February 24, 2010 (the “Confirmation Order”), in the reorganization proceeding styled In re Aventine Renewable Energy Holdings, Inc., et al., Case No. 09-11214 (KG), 1,710,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”).  As an inducement to the Backstop Purchasers to support the Plan, the Company agrees with the Majority Backstop Purchasers (as defined below), for the benefit of the Holders of the Shares (as defined below) (including, without limitation, affiliates of the Backstop Purchasers), as follows:

1.            Definitions

Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Notes Registration Rights Agreement (as defined below).  As used in this Agreement, the following terms shall have the following meanings:

144A/Regulation S Shares: The shares of Common Stock sold by the Company on the Plan Effective Date to “qualified institutional buyers” (as such term is defined in Rule 144A) eligible for resale pursuant to Rule 144A or to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Additional Interest: See Section 3.

Advice: See Section 5.

affiliate:  See Rule 405 and including, with respect to the Backstop Purchasers, managed funds and accounts and those Holders identified on Annex II.

Agreement: This Registration Rights Agreement, dated as of the Plan Effective Date, among the Company and the Majority Backstop Purchasers.

Backstop Purchasers: See the introductory paragraph to this Agreement.

Blackout Period: See Section 2(d).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Common Stock: See the introductory paragraph to this Agreement, and any class or classes of stock resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any liquidation, dissolution or winding up of the Company.

Company: See the introductory paragraph to this Agreement, and includes any successor thereto.

Confirmation Order: See the introductory paragraph to this Agreement.

Effective Date:  The 365th day after the Plan Effective Date.

Eligible Stockholder: See Section 2(b).

Eligible Share: a share of Common Stock distributed to an Eligible Stockholder on or after the Plan Effective Date, pursuant to Article IV(G) of the Plan, in satisfaction of a General Unsecured Claim or Claims (as defined in the Plan) held by such Eligible Stockholder.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Filing Date: The 180th day after the Plan Effective Date.

FINRA: Financial Industry Regulatory Authority.

Free Writing Prospectus: A free writing prospectus, as defined in Rule 405.

Holder: Each record owner of any Registrable Shares from time to time.

Indemnified Party: See Section 6(c).

Indemnifying Party: See Section 6(c).

Inspectors: See Section 5(l).

Issuer Free Writing Prospectus: An issuer free writing prospectus, as defined in Rule 433.

Losses: See Section 6(a).

Majority Backstop Purchasers: The Backstop Purchasers having at least a majority of the aggregate Commitment Percentages (as that term is defined in the Plan).

Mandatory Shelf Registration Statement: See Section 2.

Maximum Contribution Amount: See Section 6(d).

Notes Registration Rights Agreement: That certain Registration Rights Agreement, dated as of the Plan Effective Date, among the Company, the Guarantors party thereto, and the Majority Backstop Purchasers relating to the Company’s senior secured notes.

Notice and Questionnaire: See Section 2(a)(iii).

Permitted Free Writing Prospectus: See the last paragraph of Section 5.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Plan: See the introductory paragraph to this Agreement.

Plan Effective Date: March 15, 2010

Private Placement Shares: The Shares of Common Stock sold by the Company to “accredited investors” (within the meaning of Rule 501(a)) on the Plan Effective Date.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

Records: See Section 5(l).

Registrable Shares: (i) The Shares and any other shares of Common Stock held beneficially or of record by the Backstop Purchasers, their respective affiliates and their and their affiliates’ managed funds and accounts (including those affiliated Holders identified on Annex II), upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and (ii) any shares or other securities issued in respect of such Registrable Shares because of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock; provided, that the Shares and such other shares of Common Stock shall cease to be Registrable Shares when such Registrable Share (i) may be sold without restriction under federal or state securities laws, (ii) may be sold pursuant to Rule 144 (free of volume and all other restrictions thereunder), (iii) has been sold pursuant to a Registration Statement or (iv) ceases to be outstanding.

Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including: (i) all SEC, securities exchange, FINRA registration, listing, inclusion and filing fees (including those of any Backstop Purchaser and Holders associated or affiliated with any Backstop Purchaser), (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the New York Stock Exchange or any of the NASDAQ stock markets pursuant to Section 5(m), (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance) and the reasonable fees and disbursements of one counsel for the Holders, selected by the Holders holding a majority of the Registrable Shares, (vi) any fees and disbursements customarily paid by issuers in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (v) above.

Registration Statement: Any registration statement of the Company filed with the SEC under the Securities Act (including, but not limited to, the Mandatory Shelf Registration Statement and any Subsequent Shelf Registration Statement) that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Regulation S: Regulation S (Rules 901 – 905) promulgated under the Securities Act, as such Rules may be amended from time to time, or any similar or successor rules or regulations hereafter adopted by the SEC.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 158: Rule 158 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 405: Rule 405 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 424: Rule 424 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 433: Rule 433 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

Rule 501: Rule 501 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shares: The 144A/Regulation S Shares and Private Placement Shares being offered and sold pursuant to the terms and conditions of the Plan.

Shelf Registration Statement: See Section 2(a)(i).

Subsequent Shelf Registration Statement: See Section 2(a)(i).

2.            Registration Rights

(a)                                Mandatory Shelf Registration.  The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Shares (the “Mandatory Shelf Registration Statement”), promptly after the Plan Effective Date but in no event later than the Filing Date and shall use its commercially reasonable best efforts to cause such Mandatory Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event after the Effective Date).  The Mandatory Shelf Registration Statement shall be on Form S-1 (or, if available, Form S-3) or another appropriate form permitting registration of such Registrable Shares for resale by Holders in the manner or manners reasonably designated by the Majority Backstop Purchasers (including, without limitation, one or more underwritten offerings).  Except as provided in Section 2(b), the Company shall not, without the written consent of the Majority Backstop Purchasers, permit any securities other than the Registrable Shares to be included in any Shelf Registration Statement (as defined below).  The Company shall use its commercially reasonable best efforts to keep the Mandatory Shelf Registration Statement continuously effective under the Securities Act until the earliest of (A) the date on which the Registrable Shares registered under such Shelf Registration Statement may be sold, in the opinion of counsel to the Company, in a three-month period under Rule 144 without volume or other limits, (B) the date all the Registrable Shares registered under such Shelf Registration Statement have been sold and (C) two years after the date on which such Shelf Registration Statement became effective with respect to the offer and sale of the Registrable Shares, plus the aggregate number of days in all applicable suspension periods set forth herein (including days when such Shelf Registration Statement was not effective or use thereof was suspended, including as a result of any of the events specified in Section 2(d), Section 5(b) or Section 5(d)).  The Company shall notify each Holder when the Mandatory Shelf Registration Statement has been declared effective.

(i)                                     Subsequent Shelf Registrations.  If the Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the period described in Section 2(a) (other than because of the sale of all of the securities registered thereunder), the Company shall use its commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional shelf registration statement pursuant to Rule 415 covering all of the Registrable Shares covered by and not sold under the Mandatory Shelf Registration Statement or any earlier Registration Statement (a “Subsequent Shelf Registration Statement”).  If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective during the period described in Section 2(a).  As used herein the term “Shelf Registration Statement” means the Mandatory Shelf Registration Statement and any Subsequent Shelf Registration Statements.

(ii)                                  Supplements and Amendments.  The Company shall promptly amend any Shelf Registration Statement and/or amend or supplement the Prospectus constituting a part thereof if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority of the Registrable Shares covered by such Shelf Registration Statement, but only with respect to information relating to such Holders, or by any underwriter of such Registrable Shares.

(iii)                               Provision of Information.  No Holder shall be entitled to include any of its Registrable Shares in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, within 20 days after receipt of a written request therefor (such written request, a “Notice and Questionnaire”), such information as the Company, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein.  The Company shall mail the Notice and Questionnaire to the Holders no later than 30 days prior to the date of initial filing of the Shelf Registration Statement with the SEC.  No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the initial effective date of the Shelf Registration Statement, and no Holder may use the Prospectus forming a part thereof for resales of Registrable Shares at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that Holders shall have at least 20 days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.  Notwithstanding the foregoing, (x) upon the request of any Holder that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Shares after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use its commercially reasonable best efforts to name such Holder as a selling securityholder in the Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the SEC, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company will have no obligation to add Holders to the Shelf Registration Statement as selling securityholders more frequently than once every 30 calendar days.

(iv)                              Underwriting.  If any Holder proposes to conduct an underwritten offering under a Shelf Registration Statement, such Holder shall advise the Company and all other Holders whose securities are included in the Shelf Registration Statement (if applicable), of the managing underwriters for such proposed underwritten offering; such managing underwriters to be subject to the approval of the Company, not to be unreasonably withheld.  In such event, the Company shall enter into an underwriting agreement in customary form with the managing underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 6, and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the registration and disposition of the Registrable Shares included in such underwritten offering.  All Holders proposing to distribute their Registrable Shares through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters.

(b)                               Piggyback Registration.  The Company will notify each record holder of a General Unsecured Claim that holds 855,000 (or such lesser number of shares of Common Stock as would equal 10% of the aggregate number of shares of Common Stock outstanding after all shares of Common Stock (including the Shares) to be distributed under the Plan have been distributed in accordance with the Plan) or more Eligible Shares (each, an “Eligible Stockholder” and, collectively, the “Eligible Stockholders”) of the proposed filing of the Mandatory Registration Statement or any Subsequent Registration Statement at least 20 days prior to the proposed filing date or, in the case of any Subsequent Registration Statement or with respect to an Eligible Stockholder not known by the Company to be an Eligible Stockholder on the Plan Effective Date (and not so known at least 25 days prior to the proposed filing date), as promptly as practicable prior to the filing date.  Each such Eligible Stockholder shall be given an opportunity to include in such Registration Statement all or any part of such Eligible Stockholder’s Eligible Shares.  Each such Eligible Stockholder desiring to include in any such Registration Statement all or part of such Eligible Stockholder’s Eligible Shares shall, within 10 days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Eligible Shares such Eligible Stockholder wishes to include in such Registration Statement and provide, as a condition to such inclusion, such information regarding itself, its Eligible Shares and the intended method of disposition of such securities as is required pursuant to Regulation S-K promulgated under the Securities Act to effect the registration of the Eligible Shares.  In the event an Eligible Stockholder is not known by the Company to be an Eligible Stockholder until after the time such Shelf Registration Statement is filed, upon receipt of the foregoing information from such Eligible Stockholder, the Company shall use its commercially reasonable best efforts to name such Eligible Stockholder as a selling securityholder in the Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the SEC, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company will have no obligation to add Eligible Stockholders to the Shelf Registration Statement as selling securityholders more frequently than once every 30 calendar days.

(i)                                     Right to Terminate Piggyback Registration.  At any time, the Company may terminate or withdraw any Registration Statement referred to in this Section 2(b), and without any obligation to any such Eligible Stockholder whether or not any Eligible Stockholder has elected to include Registrable Shares in such registration.  The Company may suspend the effectiveness and use of any Registration Statement at any time for an unlimited amount of time whether or not any Eligible Stockholder has elected to include Eligible Shares in such registration.

(ii)                                  Underwriting.  The Company shall advise the Eligible Stockholders of the identity of the managing underwriters for any underwritten offering proposed under the Registration Statement.  The right of any such Eligible Stockholder’s Eligible Shares to be included in any Registration Statement pursuant to this Section 2(b) shall be conditioned upon such Eligible Stockholder’s participation in such underwritten offering and the inclusion of such Eligible Stockholder’s Eligible Shares in the underwritten offering to the extent provided herein.  All Eligible Stockholders proposing to distribute their Eligible Shares through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Eligible Stockholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters.  Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude Eligible Shares from the Registration Statement and the underwritten offering, and any shares of Common Stock included in the Registration Statement and the underwritten offering shall be allocated, first, to the Holders, and second, to each of the Eligible Stockholders listed on Annex III requesting inclusion of their Eligible Shares in such Registration Statement on a pro rata basis based on the total number of such shares requested to be included.  If any Eligible Stockholder disapproves of the terms of any underwritten offering, such Eligible Stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten Business Days before the effective date of the Registration Statement.  Any Eligible Shares excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the Registration Statement.

(iii)                               Hold-Back Agreement.  By electing to include Eligible Shares in the Registration Statement, if any, such Eligible Stockholders listed on Annex III shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, or enter into any other transaction designed to directly or indirectly transfer any of the economic consequences of ownership of Common Stock of the Company, during such periods as reasonably requested (but in no event longer than 60 days following the effective date of the Registration Statement, provided each of the executive officers and directors of the Company that holds shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company is subject to at least the same restrictions for the entire time period required of the Eligible Stockholders hereunder) by the managing underwriters, if an underwritten offering.

(c)                                Expenses.  The Company shall pay all Registration Expenses (including those of any Backstop Purchaser and Holders affiliated or associated with any Backstop Purchaser) in connection with the registration of the Registrable Shares or Eligible Shares pursuant to this Agreement.  Each Holder and Eligible Stockholder participating in a registration pursuant to this Section 2 shall bear such holder’s proportionate share (based on the total number of Registrable Shares and Eligible Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares and Eligible Shares pursuant to this Agreement and any other expense of the holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such holder’s Registrable Shares or Eligible Shares, as the case may be, pursuant to any Registration Statement.

(d)                                 Blackout Periods.  Notwithstanding anything to the contrary contained in this Agreement, upon notice to Holders and Eligible Stockholders, the Company shall be entitled to suspend its obligation to file any Shelf Registration Statement, file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement, make any other filing with the SEC not otherwise required to be filed, cause any Shelf Registration Statement or other filing with the SEC to become or remain effective or suspend the use of the Prospectus included in any Shelf Registration Statement in the event that and for a period of time (provided, that the Company shall have used its commercially reasonable best efforts to file such Shelf Registration Statement or cause such Shelf Registration Statement to be declared effective, as applicable) (a “Blackout Period”) not to exceed more than 60 consecutive days or an aggregate of 90 days in any 12-month period if the board of directors of the Company determines in good faith that (i) the disclosure of an event, occurrence or other item at such time (that would not otherwise be required to be disclosed) required to be disclosed in the Prospectus or Shelf Registration Statement to permit the use thereof could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company, (ii) the disclosure otherwise relates to a material corporate development or other business transaction (including any financing, offering, acquisition, corporate reorganization or other significant transaction) involving the Company or any of its direct or indirect subsidiaries which has not been publicly disclosed (and is not otherwise required to be disclosed), disclosure of which would be materially adverse to the Company’s interests or (iii) changes in the Registration Statement or related prospectus are required so that, as of such date, such Registration Statement or prospectus does not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (provided, that nothing in this clause (iii) shall relive the Company of its obligation to promptly update any such document to the extent provided elsewhere in this Agreement).

3.            Additional Interest

The Company acknowledges and agrees that the Holders of Notes will suffer damages if the Company fails to fulfill its material obligations under Section 2 hereof, or under Section 2 or Section 3 of the Notes Registration Rights Agreement, and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company agrees to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(a)                                if a Registration Statement has not been filed with the SEC on or prior to the Filing Date or other required date, then, commencing on the day after such required filing date, Additional Interest shall accrue on the principal amount of the Notes and Exchange Notes over and above any stated interest at a rate of 2.0% per annum immediately following such required filing date, subject to the provisos in the last sentence of this paragraph;

(b)                               if a Shelf Registration Statement is not declared effective by the SEC on or prior to the Effective Date or other required date, then, commencing on the day after such required effective date, Additional Interest shall accrue on the principal amount of the Notes and Exchange Notes over and above any stated interest at a rate of 2.0% per annum immediately following such required effective date, subject to the provisos in the last sentence of this paragraph; or

(c)                                if (i) a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or usable in connection with resales of the Registrable Shares in accordance with and during the periods specified in this Agreement at any time during the period described in Section 2(a) (other than during a Blackout Period or after such time as all Registrable Shares have been disposed of thereunder) or (ii) the Company issues a valid notice to suspend the use of the Prospectus included in any Shelf Registration Statement and such suspension, when taken together with all other suspensions, if any (but solely to the extent not concurrent), during any 12-month period exceeds 90 days, then, in each case, Additional Interest shall accrue on the principal amount of the Notes and Exchange Notes over and above any stated interest at a rate of 2.0% per annum commencing on (x) the day such Shelf Registration Statement ceases to be effective or useable, in the case of clause (i) above, or (y) the day the Prospectus in any Shelf Registration Statement is suspended for any period in excess of 90 days during any 12-month period, in the case of clause (ii) above, subject to the provisos in the last sentence of this paragraph;

provided, however, that Additional Interest will not accrue under more than one of the foregoing clauses (a), (b) or (c) or under Section 4(a)(i)-(iii) of the Notes Registration Rights Agreement at any one time; provided further, however, that the amount of Additional Interest accruing on the Notes shall not exceed 2.0% per annum; and provided further, however, that (1) upon the filing of such Shelf Registration Statement (in the case of clause (a) above), (2) upon the effectiveness of such Shelf Registration Statement (in the case of clause (b) above), (3) upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of clause (c)(i) above), or (4) upon the day the Prospectus in any Shelf Registration Statement the use of which was previously suspended may be used again (in the case of clause (c)(ii) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

4.            Rules 144 and 144A

The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Shares, make publicly available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the

Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

5.            Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

(a)                                Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date (or other applicable date if required after the Filing Date), a Shelf Registration Statement as prescribed by Section 2, and use its commercially reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Company shall provide reasonable advance notice thereof to the Backstop Purchasers and, if requested, furnish at no charge to the Holders of the Registrable Shares to be registered pursuant to such Registration Statement (and to a single counsel for such Holders), the Eligible Stockholders holding Eligible Shares to be registered pursuant to such Registration Statement (and to a single counsel for such Eligible Stockholders) and the managing underwriters (and to their counsel), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing).  The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without such Holders being afforded an opportunity to review such documentation if the holders of a majority of the Registrable Shares covered by such Registration Statement, or the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis.

(b)                               Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the period described in Section 2(a); cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; promptly amend or supplement each such Registration Statement to include the Company’s quarterly and annual financial information and other material developments (unless or until the Company is eligible to incorporate such information by reference into the Registration Statement), during which time sales of the Registrable Shares and Eligible Shares under the Registration Statement will be suspended until such amendment or supplement is filed and effective; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.  The Company shall not, during the period described in Section 2(a), voluntarily take any action that would reasonably be expected to result in selling Holders of the Registrable Shares (or selling Eligible Stockholders of the Eligible Shares) covered by a Registration Statement not being able to sell such securities during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(c)                                Furnish to such selling Holders and selling Eligible Stockholders who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Issuer Free Writing Prospectus and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b), in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (b) of this Section 5), as any such Person may reasonably request in writing.  The Company hereby consents to the use of the Prospectus (including each preliminary Prospectus) and any Issuer Free Writing Prospectus by each of the selling Holders of Registrable Shares, the selling Eligible Stockholders of Eligible Shares and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Shares and Eligible Shares covered by such Prospectus and any amendment or supplement thereto.

(d)                               The Company shall notify in writing the selling Holders of Registrable Shares, the selling Eligible Stockholders of Eligible Shares and the managing underwriters, if any, and each of their respective counsel promptly (but in any event within five Business Days) (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder or Eligible Stockholder may, upon request, obtain, without charge, one conformed copy (which may be in electronic format) of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (B) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (C) intentionally omitted, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares or Eligible Shares for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus, Issuer Free Writing Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (F) of any reasonable determination by the Company that a post-effective amendment to a Registration Statement would be appropriate and (G) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(e)                                Use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Shares, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(f)                                  If reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority of the Registrable Shares being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(g)                               Prior to any public offering of Registrable Shares or Eligible Shares, use its commercially reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Shares and selling Eligible Stockholders of Eligible Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares or Eligible Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, selling Eligible Stockholder or any managing underwriter or underwriters, if any, reasonably request in writing; if Registrable Shares and Eligible Shares are offered other than through an underwritten offering, the Company shall cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(g); use its commercially reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and use its commercially reasonable best efforts to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares and Eligible Shares covered by the applicable Registration Statement; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(h)                               Cooperate with the selling Holders of Registrable Shares, the selling Eligible Stockholders of Eligible Shares and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares and Eligible Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Shares and Eligible Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

(i)                                   Use its commercially reasonable best efforts to cause the Registrable Shares and Eligible Shares covered by any Registration Statement to be registered with or approved by such United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Shares and Eligible Shares, except as may be required solely as a consequence of the nature of such selling Holder’s or selling Eligible Stockholder’s business, in which case the Company shall cooperate (at such selling Holder’s or such selling Eligible Stockholder’s expense) in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(j)                                   Upon the occurrence of any event contemplated by Section 5(d)(E) or Section 5(d)(F) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder to whom such Prospectus or Issuer Free Writing Prospectus will be delivered, such Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its commercially reasonable best efforts to cause such post-effective amendment to be declared effective as soon as possible.

(k)                                Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of securities similar to the Registrable Shares, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority of the Registrable Shares being sold) as is customary in offerings of securities similar to the Registrable Shares as may be appropriate in connection therewith in order to expedite or facilitate the registration or the disposition of such Registrable Shares or Eligible Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (except as set forth below), (i) make such representations and warranties to the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus, Issuer Free Writing Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in offerings of securities similar to the Registrable Shares, as may be appropriate in the circumstances; (ii) use commercially reasonable best efforts to obtain an opinion of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or the Holders of a majority of the Registrable Shares being sold), addressed to each selling Holder, selling Eligible Stockholder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company requested in offerings of securities similar to the Registrable Shares, as may be appropriate in the circumstances; (iii) use commercially reasonable best efforts to obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or the Holders of a majority of the Registrable Shares being sold) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, or the Holders of a majority of the Registrable Shares being sold, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with offerings of securities similar to the Registrable Shares, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters, if any, or such Holders; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority of the Registrable Shares being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

(l)                                   Make available for inspection by a representative of the Holders of such Registrable Shares being sold (as selected by the Holders of a majority of the Registrable Shares being sold), and a representative of the Eligible Stockholders holding Eligible Shares being sold (as selected by the Eligible Stockholders of a majority of Eligible Shares being sold), any underwriter participating in any such disposition of Registrable Shares or Eligible Shares, if any, and any attorney, accountant or other agent retained by any such selling Holders (as selected by a majority of the Registrable Shares being sold) or the Eligible Stockholders holding Eligible Shares being sold (as selected by a majority of Eligible Shares being sold), or underwriter (collectively, the “Inspectors”), at the offices where normally kept, with reasonable advance notice and during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (A) the disclosure of such Records is, in the opinion of counsel to such Inspector, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (D) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Shares and each selling Eligible Stockholder of Eligible Shares will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is made generally available to the public.  Each Inspector, each selling Holder of such Registrable Shares and each selling Eligible Stockholder of such Eligible Shares will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give reasonable advance notice to the Company and, to the extent practicable, use its commercially reasonable best efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(m)                             If the Company satisfies the applicable requirements of the relevant exchange or market with respect to the number of holders of Common Stock or is able to obtain a waiver with respect to such requirements, use its commercially reasonable best efforts (including seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on the New York Stock Exchange or any of the NASDAQ stock markets as soon as practicable and thereafter maintain the listing on such exchange or market.

(n)                               Prepare and file in a timely manner all documents and reports required to be filed by the Company pursuant to the Exchange Act.

(o)                               Otherwise use its commercially reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158.

(p)                               Cooperate with each seller of Registrable Shares and Eligible Shares covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the FINRA.

(q)                               Cause to be maintained a registrar and transfer agent for all Registrable Shares and Eligible Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement.

(r)                                  Upon effectiveness of the first Registration Statement filed under this Agreement, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

The Company may require the Holders and Eligible Stockholders to furnish to the Company such information regarding the proposed distribution by such holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder or Eligible Stockholder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder or Eligible Stockholder shall be entitled to use the Prospectus forming a part thereof if such Holder or Eligible Stockholder does not provide such information to the Company.  Each Holder and Eligible Stockholder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such holder not misleading.

Each Holder of Registrable Shares and each Eligible Stockholder of Eligible Shares agrees by acquisition of such Registrable Shares or Eligible Shares, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(d), 5(d)(B), 5(d)(D), 5(d)(E), 5(d)(F) or 5(d)(G), such holder will forthwith discontinue disposition of such Registrable Shares or Eligible Shares, as the case may be, covered by a Registration Statement pursuant to any Prospectus and forthwith discontinue dissemination of such Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company, such holder will deliver to the Company all copies, other than permanent file copies, then in such holder’s possession, of the Prospectus covering such Registrable Shares or Eligible Shares, as the case may be, current at the time of the receipt of such notice.

Each Holder and Eligible Stockholder agrees with the Company that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and will not distribute any written materials in connection with the offer or sale of the Registrable Shares or Eligible Shares, as the case may be, without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

6.            Indemnification

(a)                                Indemnification by the Company and the Guarantors.  The Company agrees to indemnify and hold harmless the Backstop Purchasers, each Holder of Registrable Shares, each Eligible Stockholder of Eligible Shares, each Person, if any, who controls each such Person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Person, and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented costs of preparation and reasonable attorneys’ fees as provided in this Section 6) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or in any preliminary prospectus or any other document prepared by the Company and used to sell the Registrable Shares or the Eligible Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are based upon information relating to such Person and furnished in writing to the Company (or reviewed and approved in writing) by such Person or their counsel expressly for use therein; provided, however, that the Company will not be liable to any Indemnified Party (as defined below) under this Section 6 to the extent Losses were caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceedings, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Shares or Eligible Shares which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Shares or Eligible Shares sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement.  The Company also agrees to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or Eligible Stockholders.

(b)                               Indemnification by Holder or Eligible Stockholder.  In connection with any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary prospectus or any other document prepared by the Company to sell the Registrable Shares or Eligible Shares in which a Holder or Eligible Stockholder is participating, such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or any preliminary prospectus or any other document prepared by the Company to sell the Registrable Shares or Eligible Shares and shall indemnify and hold harmless the Company, its respective directors and officers and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Issuer Free Writing Prospectus (as amended or supplemented), or in any preliminary prospectus or in any other document prepared by the Company to sell the Registrable Shares or Eligible Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact was contained in or omitted from any information so furnished in writing by such holder to the Company expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder or selling Eligible Stockholder be greater in amount than such holder’s Maximum Contribution Amount (as defined below).

(c)                                Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not (without the written consent of such Indemnified Party) consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

(d)                               Contribution.  If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 6 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 6), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6(a) or Section 6(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by another method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), a selling Holder or selling Eligible Stockholder shall not be required to contribute, in the aggregate, any amount in excess of such holder’s Maximum Contribution Amount.  A selling Holder’s or selling Eligible Stockholder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such holder pursuant to the sale of such Registrable Shares or Eligible Shares over (ii) the aggregate amount of damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ and Eligible Stockholders’ obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective number of the Registrable Shares or Eligible Shares held by each holder hereunder and not joint.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.            Miscellaneous

(a)                                Remedies.  In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of the Backstop Purchasers, in the Backstop Commitment Agreement (as defined in the Plan), or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company shall waive the defense that a remedy at law would be adequate.

(b)                               No Inconsistent Agreements.  The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders or the Eligible Stockholders in this Agreement or otherwise conflicts with the provisions hereof.  Except for this Agreement, the Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Shares of such Holders, file or have declared effective a registration statement for equity securities before the Mandatory Shelf Registration Statement is filed or declared effective, as applicable, or enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to have its Common Stock registered on a registration statement that could be declared effective within 180 days of the effective date of any Registration Statement filed pursuant to this Agreement; provided, that the foregoing shall not apply to any registration statement on Form S-4 or Form S-8 (or any successor forms).

(c)                                Adjustments Affecting Registrable Shares.  The Company shall not, directly or indirectly, take any action with respect to the Registrable Shares as a class that would materially and adversely affect the ability of the Holders to include such Registrable Shares in a registration undertaken pursuant to this Agreement.

(d)                               Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, other than with the prior written consent of (i) the Company (except as expressly contemplated by this Agreement) and (ii)(A) the Holders of not less than a majority of the then outstanding Registrable Shares in circumstances that would adversely affect any Holders of Registrable Shares (and in the case of Section 2(b), the Eligible Stockholders of not less than a majority of the then outstanding Eligble Shares in circumstances that would adversely affect any Eligible Stockholders of Eligible Shares) or (B) where specified herein, the Majority Backstop Purchasers; provided, however, that Section 6 and this Section 7(d) may not be amended, modified or supplemented without the prior written consent of each Holder.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Shares whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Shares may be given by Holders of at least a majority of the Registrable Shares being sold by such Holders pursuant to such Shelf Registration Statement, unless approval of the Majority Backstop Purchasers is otherwise required.

(e)                                Termination of the Company’s Obligations.  The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding after their original issuance, provided, however, that the Company’s obligations under Sections 4 and 6 (and any related definitions) shall remain in full force and effect following such time.

(f)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder or Eligible Stockholder, at the most current address of such Holder or Eligible Stockholder, as the case may be, set forth on the records of the transfer agent of the Common Stock;

(ii)                                  if sent other than by registered or certified mail to the Company or any Guarantor, as follows:

Aventine Renewable Energy Holdings, Inc.
120 North Parkway Drive
Pekin, IL 61554
Facsimile No.: (309) 478-1535
Attention:	Corporate Controller
General Counsel

(iii)                               if sent by registered or certified mail to the Company or any Guarantor, as follows:

Aventine Renewable Energy Holdings, Inc.

P. O. Box 1800
Pekin, IL 61555-1800
Facsimile No.: (309) 478-1535
Attention:	Corporate Controller
General Counsel.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

(g)                               Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders.

(h)                               Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)                                   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                                   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF

THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS INDICATED FOR SUCH PARTY IN SECTION 7(f), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

(k)                                Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)                                   Registrable Shares and Eligible Shares Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Shares or Eligible Stockholders of a specified percentage of Eligible Shares is required hereunder, Registrable Shares or Eligible Shares held by the Company or any affiliates controlled by the Company shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(m)                             Third Party Beneficiaries; All Holders and Eligible Stockholders Bound.  Holders and Eligible Stockholders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.  In accordance with the Confirmation Order, this Agreement shall be deemed to become valid, binding and enforceable in accordance with its terms upon execution by the parties hereto, and each such intended third party beneficiary of this Agreement shall be bound hereby, in each case, without need for execution of this Agreement by any party other than the parties hereto.

(n)                               Entire Agreement.  This Agreement, together with the Backstop Commitment Agreement and the Notes Registration Rights Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Backstop Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

(o)                               Survival.  This Agreement is intended to survive the consummation of the transactions contemplated by the Plan.  The indemnification and contribution obligations under Section 6 shall survive the termination of the Company’s obligations under Section 2.

(p)                               Adjustment for Stock Splits, etc.  Wherever in this Agreement there is a reference to a specific number of shares with respect to any securities, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares with respect to any securities so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
	Name:	William J. Brennan
	Title:	Chief Accounting and Compliance Officer

[Signature Page to Equity Registration Rights Agreement]

ACCEPTED AND AGREED TO:

BRIGADE CAPITAL MANAGEMENT, LLC

By:	/s/ Carney Hawks
	Name:	Carney Hawks
	Title:	Partner

WHITEBOX ADVISORS LLC

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Chief Legal Officer

SENATOR INVESTMENT GROUP LP

By:	/s/ Douglas Silverman
	Name:	Douglas Silverman
	Title:	Managing Partner

[Signature Page to Equity Registration Rights Agreement]

ANNEX I

Backstop Purchasers

Brigade Capital Management, LLC

Nomura Corporate Research & Asset Management, Inc.

Whitebox Advisors LLC

Senator Investment Group LP

SEACOR Capital Corporation

Annex I

ANNEX II

Holders

1.	Cedarview Opportunities Master Fund, LP

2.	Paul A. Martin and Patricia E. Martin 2009 Family Trust

3.	Fidelity Roth IRA 410048844

4.	Fidelity traditional IRA 104638234

5.	Fidelity Account Z10085618

6.	Simplon Partners L.P. c/o T.A. McKay & Co. Inc.

7.	S.P. Offshore Limited

8.	David Koenig (Individual)

9.	Rita Aramburo Etrade Brokerage Acct. 6125-8236

10.	Rita Aramburo Etrade Brokerage Acct. 6125-8236

11.	Perry J. Radoff P.C. Profit Sharing Plan

12.	Ing A.C. FUR

13.	Whitebox Combined Partners LP*

14.	Pandora Select Partners, LP*

15.	Whitebox Hedged High Yield Partners, LP*

16.	Continental Casualty Company / JP Morgan DTC 902 /Cede & CO.

17.	Gerard W. Goetz

18.	BHR Master Fund Ltd.

19.	Schroder Credit Renaissance Fund, Ltd. are holders of record via JP Morgan Chase DTC 902

20.	Schroder Credit Renaissance Fund, Ltd. are holders of record via JP Morgan Chase DTC 902

21.	SEACOR Offshore Supplyships One Ltd.*

22.	Wilfrid Aubrey International Limited

23.	Wilfrid Aubrey Growth Fund LP

24.	SEI Institutional Managed Trust - High Yield Bond Fund*

25.	SEI Global Master Fund plc*

26.	Brigade Leveraged Capital Structures Fund, Ltd.*

27.	SEI Institutional Investment Trust - High Yield Bond Fund*

28.	Lonestar Partners, LP

29.	Davidson Kempner International Ltd.

30.	Davidson Kempner Distressed Opportunities International Ltd.

31.	Davidson Kempner Distressed Opportunities Fund LP

32.	Davidson Kempner Partners

33.	M.H. Davidson & Co.

34.	Davidson Kempner Institutional Partners, L.P.

35.	GMAM Investment Funds Trust - 7MS7*

36.	Louisiana State Employees Retirement System*

37.	Balyasny Dedicated Investor Master Fund, Ltd.

38.	Atlas Fundamental Trading Master Fund, Ltd.

39.	Atlas Fundamental Trading Leveraged Fund, LP

40.	Atlas Leveraged Fund, LP

41.	Atlas Master Fund, Ltd.

42.	Balamat Cayman Fund, Ltd.

43.	Arnold de BOER

44.	Brevan Howard Credit Catalysts Master Fund Limited DTC 0355

45.	Brevan Howard Master Fund Ltd. DTC 0355

46.	Anil Nayar

47.	The Regents of the University of California Acct EB6J*

48.	Capital Structure Opportunities Fund, LP

49.	JMB Capital Partners Master Fund, LP

50.	DS2 Partners

51.	Dan Sobol (Held in street name: Chares Schwab)

52.	Dan Sobol (Held in street name -Pershing)

53.	Andrew E. Shirley

54.	Jefferies & Co.

55.	Senator Global Opportunity Master Fund, LP*

56.	Ronald J. Kaczor

57.	Oppenheimer Capital Structure Opportunities Master Fund, Ltd.

58.	Anthion Master Fund, LP

59.	Barclays Global High Yield Bond Fund - Nomura IMP*

60.	Ball Corporation Master Pension Trust

61.	Nomura US Attractive Yield Corporate Bond Fund Mother Fund*

62.	Astro Trust Series - Nomura High Yield Bond Fund*

63.	F2 Sea Inc.*

* affiliated Holder of a Backstop Purchaser